EXHIBIT 99.1
     PRESS RELEASE

Contacts:	W. Randall Pittman	Susan Noonan, The San Group, LLC
	205-980-7551	212-966-3650
Emageon Reports First Quarter 2006 Financial Results
Company Reports 134% Increase in Revenue Over First Quarter of 2005
Birmingham, Alabama — May 1, 2006 — Emageon Inc. (NASDAQ:EMAG) today reported financial results for its first quarter ended March 31, 2006.
Revenue for the quarter was a record $26.6 million, a 134% increase over first quarter 2005 revenue of $11.3 million. The net loss for the quarter was $7.0 million, or $0.34 per share, including $1.2 million, or $0.06 per share, in expenses related to the merger and reorganization of Camtronics Medical Systems, Ltd. into the Company’s operations, $1.0 million, or $0.05 per share, in amortization of intangible assets acquired on November 1, 2005 in the Camtronics acquisition, and non-cash expense of $0.6 million, or $0.03 per share, for stock options-based compensation as a result of the Company’s adoption of Statement of Financial Accounting Standards No. 123R as of January 1, 2006. The net loss for the prior year quarter ended March 31, 2005 was $4.8 million, or $0.42 per share. On a pro forma basis, assuming the Company’s February 9, 2005 initial public offering had occurred on January 1, 2005, the Company’s net loss per share in the prior year quarter ended March 31, 2005 would have been $0.24 per share. A reconciliation of actual net loss per share to pro forma net loss per share for this prior year period is included below.
Cash used in operations for the quarter was $4.4 million. At March 31, 2006 cash and marketable securities totaled $15.6 million compared to $20.5 million at December 31, 2005.
“We are pleased to report another quarter of record revenue”, said Chuck Jett, Chairman, President, and CEO of Emageon. “I believe we are on track to achieve our financial goals in 2006. We continue to see growth opportunities in our business as hospitals adopt our product offerings as a way to lower their costs and provide better service to physicians and better care to patients”.
The Company confirmed its previously announced revenue and earnings guidance for the full year 2006. The Company continues to expect to have revenue in the range of $122 to $125 million for the year, and earnings in the range of $0.02 to $0.06 per share, including non-cash expenses of $0.18 per share for the amortization of intangible assets acquired in the Camtronics acquisition and an incremental $0.10 per share for stock options-based compensation expense, but excluding the effects of expenses incurred in the merger and reorganization of the operations of Camtronics. The Company believes Camtronics merger and reorganization costs will approximate $6 million for the full year 2006.
Emageon will host a conference call for investors on May 1, 2006 at 5:00 P.M. EDT to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 800-299-7635 (internationally, at 617-786-2901), passcode 38827967. Replay is available from 7:00 P.M. EDT, May 1, 2006 until 11:59 P.M. EDT, May 11 at 888-286-8010 (internationally, at 617-801-6888), passcode 13353042.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com,Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
This press release contains forward-looking statements about Emageon which represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, the risk that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.

About Emageon
Emageon provides an enterprise-level advanced visualization and infrastructure solution for the clinical analysis and management of digital medical images within multi-hospital networks, community hospitals and diagnostic imaging centers. Emageon’s software, including its HeartSuite set of cardiology solutions from its Camtronics subsidiary, provides physicians in multiple medical specialities such as cardiology, radiology, and orthopedics, among others, dynamic tools to manipulate and analyze images in two and three dimensions. With these tools physicians have the ability to better understand internal anatomic structure and pathology, which can improve clinical diagnoses, disease screening and therapy planning. Emageon’s open standards-based solution is designed to help customers improve productivity, automate complex medical imaging workflow, lower total cost of ownership and provide better service to physicians and patients. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Share and Per Share Amounts

	Quarter Ended March 31
	2006	2005 (1)
Revenue:
System sales	$17,269	$7,719
Support services	9,309	3,617

Total revenue	26,578	11,336

Cost of revenue:
System sales	13,284	4,823
Support services	5,795	3,083

Total cost of revenue	19,079	7,906

Gross profit	7,499	3,430
Operating expenses:
Research and development	4,130	2,534
Sales and marketing	4,002	2,804
General and administrative	4,318	2,291
Amortization of intangible assets related to Camtronics acquisition	885	—
Merger and reorganization costs related to Camtronics acquisition	1,204	—

Total operating expenses	14,539	7,629

Operating loss	(7,040)	(4,199)
Interest income	156	232
Interest expense	(109)	(851)

Net loss	$(6,993)	$(4,818)

Net loss per share-basic and diluted	$(0.34)	$(0.42)

Weighted average shares outstanding-basic and diluted	20,583,048	11,531,986

(1)	Certain reclassifications have been made to prior year operating expenses to conform with the current year presentation.

Summary Consolidated Balance Sheets	(Unaudited)
In Thousands	March 31,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$15,597	$15,520
Marketable securities	—	4,951
Trade accounts receivable, net	28,558	29,261
Prepaid expenses and other current assets	3,663	3,052
Inventories	9,726	8,031

Total current assets	57,544	60,815
Property and equipment, net	21,102	21,433
Other noncurrent assets	1,471	1,419
Intangible assets, net	32,929	34,277

Total assets	$113,046	$117,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$20,947	$22,023
Deferred revenue	27,395	25,312
Current portion of long-term debt and capital lease obligations	2,668	2,763

Total current liabilities	51,010	50,098
Long-term deferred revenue	2,899	3,221
Long-term debt and capital lease obligations	395	986

Total liabilities	54,304	54,305
Stockholders’ equity	58,742	63,639

Total liabilities and stockholders’ equity	$113,046	$117,944

Pro Forma Net Loss Per Share for the Quarter Ended March 31, 2005
The following table presents the Company’s net loss per share for the first quarter of 2005 on a pro forma basis, a non-GAAP financial measurement, as if the Company’s initial public offering of its common stock, which occurred February 9, 2005, had occurred on January 1, 2005. The Company believes that presentation of the net loss per share for the first quarter of 2005 utilizing the Company’s post-initial public offering capital structure enhances an overall understanding of its current and historical financial performance and provides an additional meaningful measure of operating performance by enhancing the consistency and comparability of reported financial results, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under U.S. generally accepted accounting principles.
The table presents the adjustments made to actual weighted average shares of common stock outstanding in order to derive weighted average common stock outstanding on the pro forma basis described above. The resulting pro forma net loss per share for the period was calculated by dividing the actual net loss for the period by the pro forma weighted average common stock outstanding as determined in the table.

Quarter Ended March 31, 2005
Weighted average shares outstanding
Effects of:	11,531,986
Conversion of preferred stock	5,301,223
Required exercise of warrants	262,573
Release of escrowed common stock at completion of initial public offering	83,625
Issuance of common stock in initial public offering	2,844,444

Total pro forma shares outstanding	20,023,851
Pro forma net loss per share	$(0.24)
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